EXHIBIT 10.2



                            STOCK EXCHANGE AGREEMENT


     THIS STOCK EXCHANGE AGREEMENT (this "AGREEMENT") is made and entered into as of January 25, 2008, by and among The Quercus Trust ("QUERCUS"), and WorldWater & Solar Technologies Corp., a Delaware corporation (the "COMPANY" or "WWAT").

     WHEREAS, Quercus is the owner of twenty-nine million ninety-two thousand five hundred (29,092,500) shares of Common Stock of the Company, of which twenty-one million five hundred twenty-nine thousand five hundred (21,529,500) shares were acquired on the public market (the "PUBLIC STOCK") and seven million five hundred thousand (7,500,000) shares were acquired pursuant to a Stock and Warrant Purchase Agreement dated September 28, 2007 (the "PURCHASE AGREEMENT") (the "PRIVATE PLACEMENT STOCK"); and


     WHEREAS, the Company desires to exchange nineteen thousand seven hundred (19,700) shares of its Series E Convertible Preferred Stock (hereinafter described) for seven million five hundred thousand (7,500,000) shares of Private Placement Stock and for twelve million two hundred thousand (12,200,000) shares of Public Stock. Quercus is willing to effect such exchange on the terms set forth herein; and


     WHEREAS, the Company intends to effect the acquisition of Entech, Incorporated in a transaction which will require the issuance of approximately nineteen million seven hundred thousand (19,700,000) shares of Common Stock to the shareholders of Entech (the "ENTECH ACQUISITION").


     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.     Exchange  of  Shares.

     1.1 Exchange. The Company hereby agrees to issue to Quercus nineteen thousand seven hundred (19,700) shares of its Series E Convertible Preferred Stock ("SERIES E PREFERRED"), in the form, and containing the rights, preferences and privileges set forth in Exhibit "A". Quercus hereby agrees to transfer to the Company in exchange for the Series E Preferred a total of nineteen million seven hundred thousand (19,700,000) shares of the Company's Common Stock, consisting of seven million five hundred thousand (7,500,000) shares of Private Placement Stock and twelve million two hundred thousand (12,200,000) shares of Public Stock.

     1.2 The Closing. The exchange of the Series E Preferred shall take place at the offices of Salvo Landau Gruen & Rogers, 510 Township Line Road, Suite 150, Blue Bell, Pennsylvania 19422, or at such other location as the Company and Quercus mutually agree, concurrently with the closing of the Entech Acquisition (the "CLOSING"). At the Closing, upon transfer of the nineteen million seven hundred thousand (19,700,000) shares of Common Stock to the Company, the Company shall deliver to Quercus a certificate representing the Series E Preferred (the "PREFERRED CERTIFICATE") against delivery to the Company of the certificate for the Private Placement Stock and of twelve million two hundred thousand (12,200,000) shares of the Public Stock, either electronically or manually. The obligation of Quercus to consummate the exchange at the Closing is subject to the performance by the Company of the covenants set forth in Sections 2.1 and
2.2 below and to the truth and accuracy of the representations and warranties of the Company in Section 3 below.

2.     Covenants  of  Company.

     2.1 Certificate of Designation. The Company agrees to file the Certificate of Designation in the form of Exhibit "A" attached hereto with the Delaware Secretary of State prior to the Closing.

     2.2 Condition of Closing. Quercus' obligations hereunder shall be subject to the concurrent consummation of the Entech Acquisition. Quercus may waive this condition in its sole and absolute discretion.

     2.3 Amendment to Certificate of Incorporation. Quercus and the Company agree and acknowledge that (i) the Company does not have currently authorized sufficient shares of unissued Common Stock to allow for the conversion of the Series E Preferred, (ii) the Company's board of directors (the "BOARD") has approved an amendment ("AMENDMENT") to the Company's Certificate of Incorporation to increase the authorized number of Common Stock to four hundred twenty-five million (425,000,000), which would authorize sufficient shares of Common Stock to allow the conversion of the Series E Preferred in full, (iii) the Board has approved the holding of a meeting of Shareholders to consider and approve the Amendment, and has voted to recommend to Shareholders that the Amendment be approved, and (iv) the Company has authorized "blank check" preferred stock with respect to which the Board has the power to designate the rights, preferences and privileges. In light of the foregoing, the Company agrees (x) to use best efforts to cause the Amendment to be approved by Shareholders and filed with the Delaware Secretary of State as soon as practicable, and to thereafter at all times cause there to be sufficient authorized and unissued shares of Common Stock and other securities to allow the Series E Preferred to be converted in full.

     2.4 Filing Amendment. The Company agrees to use best efforts to obtain SEC approval of its proxy statement, to obtain shareholder approval of the Amendment and to file the Amendment with the Delaware Secretary of State as soon as practicable following the Closing (the "FILING DEADLINE").

     3. Representations and Warranties of Company. Except for compliance with the requirements contained in Sections 2.1 and 2.3, the Company hereby represents and warrants to Quercus that:

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on (i) the Company, (ii) its consolidated results of operations, assets, or financial condition, (iii) its ability to perform its obligations under this Agreement or (iv) the Series E Preferred (a "MATERIAL ADVERSE EFFECT").

     3.2 Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for filings with the State of Delaware relating to the Entech Acquisition.

     3.3 Authorization. The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Series E Preferred, and the Common Stock issuable upon the conversion of the Series E Preferred (the "CONVERSION SHARES") and the performance of the Company's obligations hereunder has been taken. The Conversion Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens imposed by or through the Company other than restrictions imposed by this Agreement and applicable securities laws. This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and by general equitable principles, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4     Compliance With Other Instruments.

     (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (iii) trigger the increase in the rights of any holder of the Company's outstanding debt or equity securities, including securities converted with such securities, (iv) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company, in the cases of clauses (ii) and (iii) above, only to the extent such conflict, breach, violation, default or lien reasonably could, individually or in the aggregate, have or result in a Material Adverse Effect.

     (b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Series E Preferred and the Conversion Shares, except filings as may be required to be made by the Company with (i) the United States Securities and Exchange Commission ("SEC") and (ii) state "blue sky" or other securities regulatory authorities.

     3.5 Material Adverse Changes. Since June 30, 2007, there has not occurred any event or events which, singly or in the aggregate, have had or are reasonably expected to have, a Material Adverse Effect upon the business, operations or financial condition of the Company.

     3.6 Issuance of Securities. Since September 28, 2007, the Company has not issued any capital stock, or any securities convertible into, or exchangeable for, capital stock, or entered into any written or oral commitment with respect thereto, except for its agreement of merger in connection with the Entech Acquisition.

     4. Representations and Warranties of Quercus. Quercus hereby represents and warrants to, and agrees with, the Company that:

     4.1 Restricted Securities. Quercus understands that (i) the Series E Preferred and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations such securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of Quercus' counsel with respect to unregistered transfers.

     4.2 Accredited Investor. Quercus represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     4.3 Legends. Quercus understands that the certificates evidencing the Series E Preferred Stock will bear substantially the following legends: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

     4.4 Investment Purposes. The securities will be acquired for investment for Quercus' own account, not as a nominee or agent, an not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Quercus has no present intention of selling, granting any participation in, or otherwise distributing the same. Quercus further represents that he or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities.

     5. Certain Covenants of WWAT. The provisions of Section 4 of that certain Stock and Warrant Purchase Agreement between Quercus and the Company dated September 28, 2007 (the "PURCHASE AGREEMENT") are hereby incorporated by reference and shall apply to seven million five hundred thousand (7,500,000) shares of Common Stock from time to time owned by Quercus, whether such Common Stock constitutes part of the Public Shares or constitutes Conversion Shares.

     6. Indemnification. The provisions of Section 5 of the Purchase Agreement are hereby incorporated by reference and shall apply to the transactions contemplated by this Agreement.

     7. Survival of Representations and Warranties. All representations, warranties and agreements made by WWAT and Quercus in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by WWAT or by Quercus, as the case may be, made at any time with respect thereto; provided, however, that, other than with respect to Section 3.6 (for which there shall be no time limit), neither Quercus nor WWAT shall have any liability to the other for any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any representation or warranty, unless the party asserting a claim with respect to any thereof gives to the other written notice of such claim on or before the date which is two (2) years following the Closing Date.

     8.     Miscellaneous.

     8.1 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the exchange contemplated hereby.

     8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     8.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.4 Severability. The invalidity of any portion hereof shall not affect the validity, force, or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     8.5 Further Assurances. The parties hereto shall, without additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

     8.6 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of Section 5 of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     8.9 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Quercus agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Quercus or any of its trustees, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Quercus from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     8.10 Expenses. The Company shall pay all costs and expenses that it incurs with respect to its negotiation, execution, delivery and performance of this Agreement and, if the Closing is effected, shall pay the actual legal fees and costs of Greenberg Glusker Fields Claman & Machtinger LLP, counsel to Quercus, in an amount not to exceed Five Thousand Dollars ($5,000). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     8.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Quercus. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, and each future holder of all such securities and the Company.

     8.12 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                          [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:

THE QUERCUS TRUST


By:          /s/  David  Gelbaum
           ---------------------------------
           Name:     David Gelbaum
            Its:     Trustee

Address:

1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, CA 92627


COMPANY:

WORLDWATER & SOLAR TECHNOLOGIES CORP.


By:          /s/ Quentin T. Kelly
          ---------------------------------
          Name:     Quentin T. Kelly
          Its:      Chief Executive Officer


Address:

Pennington Business Park
55 Route 31 South
Pennington, New Jersey 08534

                                   EXHIBIT "A"
                           CERTIFICATE OF DESIGNATION